For period ended 01/31/2006                                    Series 14, 15
File No. 811-2429

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3
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BATTERYMARCH (SMALL CAP STOCK FUND)

NAME OF ISSUER:  Dresser-Rand Group, Inc.

DATE OF OFFERING:  August 4, 2005

DATE OF PURCHASE:  August 4, 2005

UNDERWRITER FROM WHOM PURCHASED: Citigroup Global Markets, Inc.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Howard Weil Incorporated

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $90,300

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $567,000,000

PURCHASE PRICE:  $21.00/share

COMMISSION, SPREAD OR PROFIT:  $1.26/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.



BATTERYMARCH (CAPITAL GROWTH FUND)

NAME OF ISSUER:  Dresser-Rand Group, Inc.

DATE OF OFFERING:  August 4, 2005

DATE OF PURCHASE:  August 4, 2005

UNDERWRITER FROM WHOM PURCHASED: Citigroup Global Markets, Inc.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Howard Weil Incorporated

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $90,300

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $567,000,000

PURCHASE PRICE:  $21.00/share

COMMISSION, SPREAD OR PROFIT:  $1.26/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.